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                                                                    EXHIBIT 23.4



                       CONSENT OF SCHENCK & ASSOCIATES, SC

         As independent certified public accountants for J.J. Stangel company, we hereby consent to the use of our report dated February 27, 1997 included in Industrial Distribution Group, Inc.'s Amendment No. 2 to the Registration Statement on Form S-1 and to all references to our firm included in or made a part of this Registration Statement. This consent is specifically restricted to the September 30, 1996 audited financial statements of J.J. Stangel Company.



                                                   /s/  Schenck & Associates, SC


Green Bay, Wisconsin
September 17, 1998